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                                                                     EXHIBIT 11

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Pilot Funds:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 16, 1995 incorporated by reference in Post-Effective Amendment No. 29 and Amendment No. 30 to Registration Statement File Nos. 2-78440 and 811-3517, respectively.


                                                     /S/   ARTHUR ANDERSEN LLP

                                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 13, 1996
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Pilot International Equity Fund Financial Highlights" in the Prospectus for Class A Shares and Class B Shares and "Independent Accountants and Counsel" in the Statement of Additional Information of The Pilot Funds and to the incorporation by reference therein of our report on the financial statements and financial highlights of Kleinwort Benson International Equity Fund (a series of Kleinwort Benson Investment Strategies) dated January 29, 1993, included in this Post-Effective Amendment No. 29 to Registration Statement No. 2-78440 of The Pilot Funds.


                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                ERNST & YOUNG LLP

Boston Massachusets
February 15, 1996